Exhibit 10.55

                                                              CEDE & CO.

                                                      Wavier (sic) of Compliance

To:      Elsinore Corporation (the "Company")

Re: $30,000,000 13 1/2 Second Mortgage Notes due 2001 of Elsinore Corporation


The undersigned, pursuant to Section 10.2 of that certain Amended and Restated Indenture dated as of March 3, 1997 (the "Indenture"), by and among the Company, the guarantors named therein and First National Trust Association, as trustee ("Trustee"), hereby:


1. Certifies that it was the beneficial owner of $29,104,000 Principal Amount (the "Principal Amount") of the securities on the August 15, 1998 record date for payment of interest due on August 31, 1998, which Principal Amount was on deposit on such record date in the Depository Trust Company account of Morgan Stanley in the record name of Cede & Co. as nominee, and

2. Waives the semi-annual payment of interest due on the Principal Amount of the Securities on August 31, 1998, which was extended by a previous waiver to October 31, 1998 for an additional sixty (60) days, to December 30, 1998.

(a) The waiver set forth above shall be limited precisely as written and relates solely to the semi-annual payment of interest due on the Principal Amount of the Securities due in August 31, 1998, in the manner and to extent described above, and nothing in this waiver shall be deemed to

(b)               constitute a waiver of  compliance  by Company with respect to
                  (1) Company's compliance with Section 5.1 of the Indenture (and paragraphs 1 and 2 of the Securities) in any other instance, including (x) payments of principal or interest required to be made to the undersigned on any date other than on October 31, 1998, and (y) payments of principal or interest required to be made at any time to Trustee, or to any holders of Securities other than the undersigned; or (ii) any other term, provision or condition of the Indenture, the Securities, or any other instrument or agreement referred to therein or ancillary thereto, or

(c) prejudice any right or remedy that Trustee, the undersigned, or any other holder of Securities may now have or may have in the future under or in connection with the Indenture, the Securities, or any other instrument or agreement referred to therein or ancillary thereto

Except as expressly set forth herein, the terms, provisions, and conditions of the Indenture, the Securities, and the other instruments and agreements referenced therein or ancillary thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

This waiver shall be effective upon delivery to the Company and the Trustee. All capitalized words not defined herein are used as defined in the Indenture.


Cede & Co.
November 12, 1998

By  /s/ John Schuerman
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